u

   As filed with the Securities and Exchange Commission on April 27, 2001

                                        REGISTRATION STATEMENT NO. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                               ROGERS CORPORATION
             (Exact name of Registrant as specified in its charter)

           Massachusetts                                    06-0513860
  (State or other jurisdiction of                (I.R.S. Employer Identification
   incorporation or organization)                             Number)

                              ONE TECHNOLOGY DRIVE
                                  P.O. BOX 188
                         ROGERS, CONNECTICUT 06263-0188
                   (Address of Principal Executive Offices)

          ROGERS CORPORATION GLOBAL STOCK OWNERSHIP PLAN FOR EMPLOYEES
                            (Full Title of the Plan)
                            -------------------------

                 ROBERT M. SOFFER, VICE PRESIDENT AND TREASURER
                               ROGERS CORPORATION
                              ONE TECHNOLOGY DRIVE
                                  P.O. BOX 188
                         ROGERS, CONNECTICUT 06263-0188
                                 (860) 774-9605
                    (Name and Address of agent for service)
                            -------------------------

                                 With copies to:

                             JEFFREY C. HADDEN, P.C.
                               GOODWIN PROCTER LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

===================================  =======================  =======================  ====================  ===============
      Title of Securities                  Amount to be           Proposed Maximum       Proposed Maximum       Amount of
       to be Registered                    Registered (1)         Offering Price Per     Aggregate Offering     Registration
                                                                     Share (2)                 Price               Fee
-----------------------------------  -----------------------  -----------------------  --------------------  ---------------
Capital Stock, par value $1.00           500,000 shares        $    27.505              $   13,752,500        $   3,438.13
per share(3)

Plan Interests(4)                           N/A(4)                   N/A(4)                   N/A(4)               N/A(4)
===================================  =======================  =======================  ====================  ===============

(1) Plus such additional number of shares as may be required pursuant to the Rogers Corporation Global Stock Ownership Plan For Employees in the event of a stock dividend, stock split, reverse stock split, recapitalization or other similar event.
(2) This estimate is made solely for the purpose of determining the amount of the registration fee and is based upon the average of the high and low prices of the Registrant's Capital Stock on April 24, 2001.
(3) Also covers associated Capital Stock Purchase Rights issued under the Rights Agreement dated as of February 25, 1997, and as amended as of June 19, 1997, July 7, 1997 and April 10, 2000, between the Registrant and the Rights Agent named therein. Prior to the occurrence of specified events, the Capital Stock Purchase Rights will not be exercisable, or evidenced or transferred separately from, the Capital Stock.
(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2), no separate fee calculation is required with respect to the plan interests.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference the following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission").

         (a) The Registrant's latest Annual Report on Form 10-K, including consolidated financial statements, together with the report of independent auditors thereon, with respect to the Registrant's fiscal year ended December 31, 2000, filed by the Registrant pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000 and prior to the termination of the offering of the securities covered by this registration statement.

         (c) The description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant or by the Rogers Corporation Global Stock Ownership Plan For Employees with the Securities and Exchange Commission pursuant to Sections 13(a) and (c), Section 14 and
Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements of the Registrant incorporated by reference in the Registrant's Annual Report (Form 10-K) for the fiscal year ended December 31, 2000 and the related financial statement schedule included therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and schedule given on the authority of such firm as experts in accounting and auditing.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of the Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees or other agents may be provided by a corporation. Section 13(b)(1-1/2) of the Massachusetts Business Corporation Law provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability for a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Article V, Section 8 of the Registrant's By-laws provides that the Registrant shall indemnify each director, officer and employee and each former director, officer and employee against any cost, expenses (including attorneys' fees), judgments, fines, penalties and/or liabilities (including certain amounts paid in settlement) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or other proceeding in which he may be involved or with which he may be threatened (i) by reason of his being or having been such director, officer or employee of the Registrant or of any other corporation in which he served as such at the request of the Registrant, or (ii) by reason of his serving or having served in any capacity with respect to certain employee benefit plans established or maintained by the Registrant or a subsidiary thereof. In addition, Article 6 of the Registrant's Restated Articles of Organization provides that, to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.       EXHIBITS.

         The Exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.


ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut on this 26th day of April, 2001.


                                       ROGERS CORPORATION


                                       By: /s/ Walter E. Boomer
                                          ------------------------------------
                                          Walter E. Boomer
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Frank H. Roland and Robert M. Soffer, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                 SIGNATURE                                     CAPACITY                                DATE
/s/ Walter E. Boomer
--------------------------------------------
Walter E. Boomer                                President, Chief Executive Officer,               April 26, 2001
                                                Director (Principal Executive Officer)
/s/ Frank H. Roland
--------------------------------------------
Frank H. Roland                                 Vice President, Finance, Chief                    April 26, 2001
                                                Financial Officer, Secretary
                                                (Principal Financial and Accounting
                                                Officer)
/s/ Leonard M. Baker
--------------------------------------------
Leonard M. Baker                                Director                                          April 26, 2001

/s/ Harry H. Birkenruth
--------------------------------------------
Harry H. Birkenruth                             Director                                          April 26, 2001

/s/ Edward L. Diefenthal
--------------------------------------------
Edward L. Diefenthal                            Director                                          April 26, 2001

/s/ Gregory B. Howey
--------------------------------------------
Gregory B. Howey                                Director                                          April 26, 2001

/s/ Leonard R. Jaskol
--------------------------------------------
Leonard R. Jaskol                               Director                                          April 26, 2001

/s/ Eileen S. Kraus
--------------------------------------------
Eileen S. Kraus                                 Director                                          April 26, 2001

/s/ William E. Mitchell
--------------------------------------------
William E. Mitchell                             Director                                          April 26, 2001

/s/ Robert G. Paul
--------------------------------------------
Robert G. Paul                                  Director                                          April 26, 2001


         Pursuant to the requirements of the Securities Act of 1933, the trustees or other persons who administer the Rogers Corporation Global Stock Ownership Plan For Employees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut on this 26th day of April, 2001.


                                       ROGERS CORPORATION GLOBAL STOCK
                                       OWNERSHIP PLAN FOR EMPLOYEES


                                       By: /s/ Robert M. Soffer
                                          ---------------------------------
                                          Robert M. Soffer
                                          Vice President and Treasurer


                                       By: /s/ John A. Richie
                                          ---------------------------------
                                          John A. Richie
                                          Vice President, Human Resources


                                       By: /s/ Joseph R. Rosi
                                          ---------------------------------
                                          Joseph R. Rosi
                                          Corporate Accounting Manager

                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION
-----------     -----------


     5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

    23.1        Consent of Ernst & Young LLP.

    23.2        Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

    24.1 Power of Attorney (included on signature page of this Registration Statement).

    99.1        Rogers Corporation Global Stock Ownership Plan For Employees.